CUSIP No. 89531N100

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 99.1, including subsequent amendments thereto, is filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 16, 2026

PFIZER INC.
By:	/s/ Madelyn D. Purcell
Name:	Madelyn D. Purcell
Title:	Assistant Secretary

PFIZER VENTURES (US) LLC

By:	/s/ Madelyn D. Purcell
Name:	Madelyn D. Purcell
Title:	Assistant Secretary